Exhibit 99.1

CITY NETWORK, INC. ANNOUNCES REVISED FINANCIAL RESULTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

     TAIPEI, Taiwan, December 20, 2005 /PRNewswire-FirstCall/ -- City Network, Inc. (Amex: CSN), a company that designs, manufactures, and markets a comprehensive line of broadband and wireless Internet access solutions and consumer electronic products, announced that it will be revising its financial statements for the fiscal year ended December 31, 2004 and amending and restating its annual report on Form 10-KSB on file with the Securities and Exchange Commission. On December 12, 2005, City Network, Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting that it had received a letter from its independent auditors advising it that disclosure should be made to prevent reliance on previously issued financial statements on Form 10-KSB for the fiscal year ended December 31, 2004.

     The revisions to the financial statements for the fiscal year ended December 31, 2004 are non-cash related and include additional disclosure to be contained in the footnotes to the financial statements.

ABOUT CITY NETWORK INC.

     For more information about City Network, Inc., please visit http://www.citynetwork.com.tw.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

     The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties as may be detailed in City Network's filings with the Securities and Exchange Commission. Nothing in this press release shall be construed as an offer to buy or sell any securities herein.